Exhibit 3.29

To All To Whom These Presents Shall Come, Greeting:

Whereas, Articles of Incorporation, duly signed and acknowledged under oath, have been filed for record in the office of the Secretary of State, on the 10th day of July, A.D. 1978 for the incorporation of

Homework Center, Inc.

under and in accordance with the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 301.

Now, Therefore, I, Joan Anderson Gowe, Secretary of State of the State of Minnesota, by virtue of the powers and duties vested in me by law, do hereby certify that the said

Homework Center, Inc.

is a legally organized Corporation under the laws of this State.

            Witness my official signature hereunto subscribed and the Great Seal of the State of Minnesota hereunto affixed this tenth day of July in the year of our Lord one thousand nine hundred and seventy-eight.

/s/ Joan Anderson Gowe
Secretary of State.

ARTICLES OF INCORPORATION

OF

HOMEWORK CENTER, INC.

We, the undersigned, of full age, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 301 Minnesota Statutes, known as the Minnesota Business Corporation Act; and laws amendatory thereof and supplementary thereto, do hereby associate ourselves as a body corporate and adopt the following Articles of Incorporation:

ARTICLE I.

The name of this corporation is Homework Center, Inc.

ARTICLE II.

It shall have general business purposes and powers common to all corporations designated by Minnesota Statutes, including the holding of shares of other corporations, the entering of joint venture and partnership relationships and any other purposes and powers necessary or incidental to the exercise of those herein stated.

ARTICLE III.

Its duration shall be perpetual.

ARTICLE IV.

The location and Post Office address of its registered office in this state is 822 West Maple Avenue, Fergus Falls, Minnesota 56537.

ARTICLE V.

The amount of stated capital which this corporation will begin business is $1,000.00.

ARTICLE VI.

The amount of capital stock of this corporation shall be 12 shares of common stock-without par value and there shall be one vote for each share of stock.

ARTICLE VII.

The name and post office address of each of the incorporators is:

Valdean Merz

822 West Maple Avenue

Fergus Falls, MN 56537

Joan Moerke

822 West Maple Avenue

Fergus Falls, MN 56537

ARTICLE VIII.

The names, post office addresses and terms of office of the first directors are:

NAME	ADDRESS	TERM

Valdean Merz	822 West Maple Avenue Fergus Falls, MN 56537	3 Years
Joan Moerke	822 West Maple Avenue Fergus Falls, MN 56537	3 Years

ARTICLE IX.

The Board of Directors need not be shareholders. The number, qualification, term of office, manner of election, time and place of meeting and powers and duties of the Directors shall be as prescribed by the By-Laws. The Board of Directors shall adopt and may amend the By-Laws.

ARTICLE X.

The shareholders, directors and officers of this corporation shall not be individually liable for corporate acts, omissions and debts. The corporation shall indemnify each director or officer, or former director or officer, against all expenses, including attorneys’ fees, but excluding amounts paid pursuant to a judgment or settlement arrangement, reasonably incurred by him in connection with or arising out of any action, suit or proceeding to which he is a party, by reason of being or having been a director or officer of the corporation; except with respect to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties. The indemnification shall not be exclusive of any other rights to which he may be entitled under any By-Law, agreement, vote of shareholders or otherwise. M.S.A. §301.09 (7).

IN TESTIMONY WHEREOF, the undersigned, being the incorporators, have set their hands this ninth day of June, 1978.

/s/ Valdean Merz
Valdean Merz

/s/ Joan Moerke
Joan Moerke

STATE OF MINNESOTA	)
) ss.
COUNTY OF OTTER TAIL	)

The foregoing instrument was acknowledged before me this ninth day of June, 1978, by Valdean Merz.

/s/ Nancy A. Miller
Notary Public

STATE OF MINNESOTA	)
) ss.
COUNTY OF OTTER TAIL	)

The foregoing instrument was acknowledged before me this ninth day of June, 1978, by Joan Moerke.

/s/ Nancy A. Miller
Notary Public

STATE OF MINNESOTA
DEPARTMENT OF STATE

I hereby certify that the within instrument was filed for record in this office on the 10 day of July A.D. 1978, at 8 o’clock A.M., and was duly recorded in Book T-48 of Incorporations, on page 128

/s/ Joan Anderson Gowe
Secretary of State

CERTIFICATE OF CHANGE OF REGISTERED OFFICE

by

Homework Center, Inc.

(name of corporation)

Pursuant to Minnesota Statutes Section 301.33 or 317.19, the undersigned, Joan Moerke (name), hereby certifies that the Board of Directors of The Homework Center, Inc., (name of corporation) a Minnesota corporation, has resolved to change the corporation’s registered office from:

822 W Maple	Fergus Falls	Ottertail	56537
(no. & street)	(city)	(county)	(zip)

to

P.O. Box 914	Fergus Falls	Ottertail	56537
(no. & street)	(city)	(county)	(zip)

The effective date of the change will be the 27 day of August, 1980 or the day of filing of this certificate with the Secretary of State, whichever is later.

DATED	8/27/80	SIGNED	/s/ Joan M. Moerke
President
(title of office)

For Use By Secretary of State -	For Use By Secretary of State — File Date
Receipt Number
STATE OF MINNESOTA
DEPARTMENT OF STATE
350811	I hereby certify that the within instrument was filed for record in this office on the 2 day of Sep A. D. 1980, at 4:30 o’ clock PM., and was duly recorded in Book L-53 of Incorporations, on page 81

/s/ Joan Anderson Gowe
Secretary of State

PLEASE READ DIRECTIONS ON REVERSE SIDE BEFORE COMPLETING

STATE OF MINNESOTA SECRETARY OF STATE NOTICE OF CHANGE OF REGISTERED OFFICE / REGISTERED AGENT

Please read the instructions on the back before completing this form.

1.   Corporate Name:

The Homework Center, Inc.

2.   Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

106 South Union Avenue	Fergus Falls	MN	56537
Street	City	State	Zip Code

3.   Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE CORPORATE NAME

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company’s registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this certificate under oath.

/s/ Joan M. Moerke
Signature of Authorized Person

Name and Telephone Number of a Contact Person:	Joan Moerke	(218) 739-3662
please print legibly

Filing Fee:	Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.		Office Use Only STATE OF MINNESOTA

Non-Minnesota Corporations: $50.00.

	Make checks payable to Secretary of State		DEPARTMENT OF STATE FILED

Return to:	Minnesota Secretary of State	FEE ADJ	FEB 12 1997
	180 State Office Bldg.	☐ REVENUE	/s/ Joan Anderson Gowe
	100 Constitution Ave.	☐ GOV. CHANGE	Secretary of State
	St. Paul, MN 55155-1299	☐ OTHER
	(612) 295-2803	[Illigible]

STATE OF MINNESOTA

DEPARTMENT OF STATE

I hereby certify that this is a true and complete copy of the document as filed for record in this office.

DATED: 6/22/

/s/ Mary Kiffmeyer

Secretary of State

By:	/s/ [Illegible]